Exhibit 10.1



                                                                January 1, 2003

PRIVATE AND CONFIDENTIAL

AHC I Acquisition Corp.
c/o DLJ Merchant Banking II, Inc.
11 Madison Avenue
New York, NY 10010-3629

Attention: David Wittels

Ladies and Gentlemen:

     Reference is made to the letter agreement (the "Agreement"), dated December 12, 1997, between AHC I Acquisition Corp. (which together with its subsidiaries is hereinafter referred to as the "Company") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Capitalized terms used but not defined herein have the meanings given thereto in the Agreement.

     It is hereby agreed that, notwithstanding anything contained in the Agreement to the contrary, (i) all references to Donaldson, Lufkin & Jenrette Securities Corporation or DLJ shall be deemed to be references to Credit Suisse First Boston Corporation ("CSFB Corp.") and DLJ shall hereafter not be a party to the Agreement, (ii) the Engagement Period shall continue through December 31, 2003, and shall be extended automatically and without further action by the parties for additional successive terms of one (1) year each, unless otherwise terminated by either party in writing within 60 days prior to the expiration of the initial term or the applicable renewal term and (iii) effective as of January 1, 2003, the annual advisory fee payable by the Company to CFSB Corp. shall be increased from $250,000 to $400,000, payable quarterly in equal installments of $100,000, payable March 31, June 30, September 30 and December 31 of each year.

     Except as herein expressly amended, the Agreement shall remain in full force and effect in accordance with its terms.

     After reviewing this letter, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate of this letter attached hereto, whereupon it shall constitute a binding amendment to the Agreement.


                                               Very truly yours,

                                               CREDIT SUISSE FIRST BOSTON
                                                 CORPORATION



                                               By: /s/ Andrew Snow
                                                   ---------------------------
                                                   Name:   Andrew Snow
                                                   Title:  Director

Accepted and agreed to:


AHC I ACQUISITION CORP.


By: /s/ Bruce Prashker
    -------------------------
    Name:   Bruce Prashker
    Title:  Vice President